UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2026

ATERIAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38937 (Commission File Number)	83-1739858 (IRS Employer Identification No.)
350 Springfield Avenue Suite #200
Summit, NJ 07901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 676-1681

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value	ATER	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2026, Aterian, Inc., a Delaware corporation (the “Company”), entered into an unsecured promissory note (the “Note”) with Chen Zhipeng (the “Lender”), a stockholder of the Company, pursuant to which the Lender agreed to make advances (each, an “Advance”) to the Company in an aggregate principal amount of up to $1,000,000.

Advances bear interest at 8.0% per annum, computed on the basis of a 360-day year and accruing daily from the date funded, and the Note matures eight months after its date, subject to extension by mutual written agreement (the “Stated Maturity Date”). The Company may draw down from time to time prior to the Stated Maturity Date by written request specifying the amount and proposed use of funds, which is subject to the Lender’s written approval. The Company may prepay the outstanding principal and accrued interest (the “Outstanding Amount”) without premium or penalty at any time prior to delivery of a PIPE Notice (as described below).

If the Company proposes to consummate a private placement of equity or equity-linked securities for cash (a “PIPE Financing”), it shall notify the Lender at least 18 calendar days prior to the anticipated closing (the “PIPE Notice”). The Lender then has a one-time, irrevocable election, exercisable not later than 15 calendar days prior to the anticipated closing, to receive repayment of the Outstanding Amount in cash or to apply all or a portion of it toward the purchase of the securities issued in the PIPE Financing (the “PIPE Securities”) at the same price and on substantially the same terms as the cash investors, with any remainder payable in cash. If no PIPE Financing is consummated prior to the Stated Maturity Date, the Lender has a one-time, irrevocable election, exercisable not later than 15 calendar days prior to maturity, to convert all or a portion of the Outstanding Amount into shares of the Company’s common stock (the “Maturity Conversion Shares”) at a conversion price equal to the “Minimum Price” determined under Nasdaq Listing Rule 5635(d). In each case, if the Lender does not timely deliver an election notice, the Lender is deemed to have elected repayment in cash.

The Company may not issue, and the Lender may not receive, PIPE Securities or Maturity Conversion Shares to the extent the issuance would exceed the maximum number of shares issuable without stockholder approval under Nasdaq Listing Rule 5635 (the “Exchange Cap”), result in a change of control under Nasdaq Listing Rule 5635(b) or otherwise require stockholder approval under Nasdaq Listing Rule 5635, in each case unless the requisite stockholder approval has been obtained. Any issuance is also conditioned on satisfaction of applicable Nasdaq listing notice requirements. Any portion of the Outstanding Amount that may not be applied or converted as a result of these limitations is payable in cash at the closing of the PIPE Financing or at maturity, as applicable.

Events of default under the Note include (i) the Company’s failure to pay any amount due in cash or to issue PIPE Securities or Maturity Conversion Shares when required, in each case subject to a five-business-day cure period; (ii) the failure, following the funding of an Advance for an approved use, to make the corresponding third-party payment, if the payment exceeds $10,000 individually or $50,000 in the aggregate; (iii) specified bankruptcy and insolvency events; and (iv) any other material breach that remains uncured for ten business days after notice. Upon a payment, issuance or uncured material breach default, the Lender may declare the Outstanding Amount immediately due and payable, and upon the specified bankruptcy and insolvency events, acceleration is automatic. The Note is governed by the laws of the State of New York.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated by reference into this Item 2.03. The Company’s direct financial obligations under the Note will arise as, and to the extent that Advances are funded by the Lender, up to an aggregate principal amount of $1,000,000, together with interest accruing at 8.0% per annum.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note and the securities issuable thereunder is incorporated by reference into this Item 3.02. The Note was, and any PIPE Securities or Maturity Conversion Shares issued under the Note will be, issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Lender has agreed that it will not offer, sell, pledge, transfer or otherwise dispose of the Note or any PIPE Securities or Maturity Conversion Shares except pursuant to an effective registration statement or an available exemption from registration, and the securities issued under the Note may bear customary restrictive legends. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title of Document

10.1	Promissory Note dated October 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

By:	/s/ David E. Lazar
Name: David E. Lazar
Title: Chief Executive Officer

Date: October 23, 2026